Exhibit 32.1

I, Peter T. Kissinger, the Chairman of the Board; President; and Chief Executive Officer of Bioanalytical Systems, Inc., certify that (i) the Annual Report on Form 10-K for the year ended September 30, 2003, (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Bioanalytical Systems, Inc. as of the dates and for the periods set forth therein.

/s/ Peter T. Kissinger Peter T. Kissinger Chairman of the Board, President and Chief Executive Officer January 12, 2005

I, Michael R. Cox, the Vice President, Finance, Chief Financial Officer and Treasurer of Bioanalytical Systems, Inc., certify that (i) the Annual Report on Form 10-K for the year ended September 30, 2003, (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Bioanalytical Systems, Inc. as of the dates and for the periods set forth therein.

/s/ Michael R. Cox Michael R. Cox Vice President, Finance, Chief Financial Officer and Treasurer January 12, 2005